Exhibit 99.2

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31,	December 31,
	2005	2004

ASSETS
Current Assets:
Cash and cash equivalents	$96	$69
Accounts receivable - trade	552	442
Unbilled revenue	382	336
Miscellaneous accounts and notes receivable	31	38
Materials and supplies, at average cost	814	623
Other current assets	185	74
Total current assets	2,060	1,582
Property and Plant, Net	13,572	13,297
Investments and Other Assets:
Investments in leveraged leases	50	140
Nuclear decommissioning trust fund	250	235
Goodwill and other intangibles, net	980	940
Other assets	419	411
Regulatory assets	831	829
Total investments and other assets	2,530	2,555

TOTAL ASSETS	$18,162	$17,434

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$96	$423
Short-term debt	193	417
Accounts and wages payable	706	567
Taxes accrued	131	26
Other current liabilities	361	374
Total current liabilities	1,487	1,807
Long-term Debt, Net	5,354	5,021
Preferred Stock of Subsidiary Subject to Mandatory Redemption	19	20
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	1,969	1,886
Accumulated deferred investment tax credits	129	139
Regulatory liabilities	1,132	1,042
Asset retirement obligations	518	439
Accrued pension and other postretirement benefits	760	756
Other deferred credits and liabilities	218	315
Total deferred credits and other liabilities	4,726	4,577
Preferred Stock of Subsidiaries Not Subject to Mandatory Redemption	195	195
Minority Interest in Consolidated Subsidiaries	17	14
Stockholders' Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	4,399	3,949
Retained earnings	1,999	1,904
Accumulated other comprehensive loss	(24)	(45)
Other	(12)	(10)
Total stockholders' equity	6,364	5,800

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,162	$17,434

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004

Operating Revenues:
Electric	$1,174	$1,108	$5,431	$4,263
Gas	526	368	1,345	866
Other	1	1	4	6
Total operating revenues	1,701	1,477	6,780	5,135

Operating Expenses:
Fuel and purchased power	531	390	2,055	1,253
Gas purchased for resale	407	263	957	598
Other operations and maintenance	378	381	1,487	1,337
Depreciation and amortization	160	159	632	557
Taxes other than income taxes	81	81	365	312
Total operating expenses	1,557	1,274	5,496	4,057
Operating Income	144	203	1,284	1,078

Other Income and Expenses:
Miscellaneous income	10	12	29	32
Miscellaneous expense	(3)	(3)	(15)	(9)
Total other income	7	9	14	23

Interest Charges and Preferred Dividends:
Interest	80	86	301	278
Preferred dividends of subsidiaries	3	3	13	11
Net interest charges and preferred dividends	83	89	314	289

Income Before Income Taxes and Cumulative Effect of Change in Accounting Principle	68	123	984	812

Income Taxes	26	40	356	282

Income Before Cumulative Effect of Change in Accounting Principle	$42	$83	$628	$530

Cumulative Effect of Change in Accounting Principle, Net of Income Taxes	(22)	-	(22)	-

Net Income	$20	$83	$606	$530

Earnings per Common Share - Basic and Diluted:
Income before cumulative effect of change in accounting principle	$0.21	$0.42	$3.13	$2.84
Cumulative effect of change in accounting principle, net of income taxes	(0.11)	-	(0.11)	-
Earnings per Common Share - Basic and Diluted:	$0.10	$0.42	$3.02	$2.84

Average Common Shares Outstanding	204.3	194.8	200.8	186.4

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Year Ended
	December 31,
	2005	2004

Cash Flows From Operating Activities:
Net income	$606	$530
Adjustments to reconcile net income to net cash
provided by operating activities:
Cumulative effect of change in accounting principle	22	-
Gain on sale of leveraged lease companies	(22)	-
Depreciation and amortization	588	557
Amortization of nuclear fuel	28	31
Amortization of debt issuance costs and premium/discounts	15	13
Deferred income taxes and investment tax credits, net	59	339
Coal contract settlement	-	36
Other	2	(44)
Changes in assets and liabilities, excluding the effects of the acquisition:
Receivables, net	(160)	(18)
Materials and supplies	(108)	(25)
Accounts and wages payable	129	29
Taxes accrued	107	(67)
Assets, other	(80)	(62)
Liabilities, other	(37)	(3)
Pension and other postretirement obligations, net	22	(187)
Net cash provided by operating activities	1,171	1,129

Cash Flows From Investing Activities:
Capital expenditures	(947)	(806)
Proceeds from sale of leveraged lease companies	54	-
Acquisitions, net of cash acquired	12	(443)
Nuclear fuel expenditures	(17)	(42)
Other	17	25
Net cash used in investing activities	(881)	(1,266)

Cash Flows From Financing Activities:
Dividends on common stock	(511)	(479)
Capital issuance costs	(6)	(40)
Short-term debt, net	(224)	256
Redemptions, Repurchases and Maturities:
Nuclear fuel lease	-	(67)
Long-term debt	(618)	(1,465)
Preferred stock	(1)	(1)
Issuances:
Common stock	454	1,441
Long-term debt	643	458
Other	-	(8)
Net cash provided by (used in) financing activities	(263)	95

Net Change In Cash and Cash Equivalents	27	(42)
Cash and Cash Equivalents at Beginning of Year	69	111

Cash and Cash Equivalents at End of Year	$96	$69